Exhibit 10.3.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) is made and entered into effective as of July 1, 2020 (“Effective Date”), and hereby amends the Employment Agreement by and between Lisa Dombro (the “Executive”), Agilon Health Holdings, Inc., a Delaware corporation (“Parent”), and agilon health, inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Company”), dated as of April 20, 2017 (the “Agreement”).

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

RECITALS:

WHEREAS, the Parties desire to amend the Agreement as more specifically described below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

A.	Paragraph 3(e) is deleted in its entirety and replaced with the following:

3.           (e) As used in this Agreement, “Good Reason” shall mean any of the following, without the Executive’s written consent:

(i)	a diminution of the Executive’s Base Salary from the amount set forth in Section 4(a);

(ii)

a diminution of the Executive’s target annual bonus opportunity, at target performance levels, from the Executive’s annual bonus opportunity, at target performance levels, during the immediately preceding annual bonus measurement period (it being understood that the actual amount of the annual bonus and performance criteria shall be subject to Section 4(b) and that the Board’s decision to award an amount less than the target amount shall not constitute Good Reason);

(iii)

a material diminution in the Executive’s authority, duties, change in direct reporting position to the Chief Executive Officer, or change in responsibilities as Senior Vice President, Growth & Innovation of Parent and the Company;

(iv)	the relocation of the Executive’s principal place of employment to a location that is not within 50 miles of the Chicago, Illinois metropolitan area;

(v)

a material diminution of Executive’s participation in attendance at Board meetings, operating partner reviews, the JP Morgan conference or other industry conferences of similar stature attended by agilon health leaders, investor meetings, other direct engagement with Board members and industry influencers, as reasonably defined;

(vi)

a material breach by the Company or Parent of any written agreement between the Executive, on the one hand, and any of the Parent, Company, or their controlled affiliates or subsidiaries, on the other hand (including, but not limited to, this Agreement and the Equity Documentation).

(viii)

Through December 31, 2022, assuming continued strong performance as determined by CEO, a diminution of the Total Compensation paid to Executive as it compares to the average Total Compensation paid to the following cohorts: Veeral Desai, Ben Shaker, Ben Kornitzer and Joan Danieley. For purposes of this Paragraph 3(e)(vii), Total Compensation shall mean Base Salary, Annual Bonus and Equity value.

Prior to any termination for Good Reason, the Executive must provide written notice to the Company within 60 days following the date on which she discovers an alleged Good Reason event setting forth in reasonable detail the conduct alleged to be a basis for a termination for Good Reason. The Executive shall not have the right to terminate his employment for Good Reason (i) if, within the 30-day period following delivery of the Executive’s written notice, the Company or Parent, as applicable, shall have cured the conduct alleged to be a basis for termination for Good Reason and (ii) absent such cure, unless the Executive actually terminates employment within 45 days following the end of the Company’s Cure Period.

B.	Paragraph 4(a) is deleted in its entirety and replaced with the following:

4.	Compensation. The Company shall pay compensation to the Executive as follows:

(a)    Base Salary. During the Term of Employment, the Company shall pay to the Executive as base compensation for her services hereunder, on the Company’s regular payroll dates, a base salary at a rate of not less than $350,000 per annum (“Base Salary”).

C.	Paragraph 8(b) is amended to delete the reference to “Ronald Kuerbitz” and replace such reference with “Chief Executive Officer.”

D.

This Amendment and the Agreement, as amended hereby, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly provided for herein and therein. This Amendment and the Agreement supersede all prior agreements and undertakings between the Parties with respect to such subject matter.

E.	Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

F.

This Amendment may be executed in one or more counterparts executed and delivered via facsimile transmission or via email with scan attachment and will become effective when one or more counterparts have been signed by each of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered effective as of the Effective Date.

EXECUTIVE

Lisa Dombro

/s/ Lisa Dombro

AGILON HEALTH, INC.:

By:	/s/ Steven Sell
Name:	Steven Sell
Its:	CEO

AGILON HEALTH HOLDINGS, INC.

By:	/s/ Steven Sell
Name	Steven Sell
Its:	CEO

[Signature page to Amendment to Employment Agreement – Lisa Dombro]